UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 8, 2012
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2441 West Horizon Ridge Parkway, Suite 100
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02                UNREGISTERED SALES OF EQUITY SECURITIES.

On March 8, 2012, Ireland Inc. (the "Company") issued an aggregate of 4,030,000 units (each a "Unit") at a price of $0.50 per Unit for aggregate proceeds of $2,015,000 pursuant to the provisions of Rule 506 of Regulation D of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). Each Unit is comprised of one share of the Company’s common stock and one share purchase warrant (each a “Warrant”), with each Warrant entitling the holder to purchase an additional share of the Company's common stock at an exercise price of $0.80 per share for a period expiring March 31, 2015. After September 30, 2012, the Company may accelerate the expiration date of the Warrants if the volume weighted average price for the Company’s common stock exceeds $2.40 per share for 20 consecutive trading days. Each subscriber represented that they were an accredited investor as defined under Regulation D of the Securities Act.

The Company has agreed to pay a finder’s fee of $8,000 in cash and 16,000 share purchase warrants (the “Finder’s Warrants”) in respect of the 400,000 Units sold to U.S. persons introduced by the finder under the U.S. Private Placement. The finder is a registered broker dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.
Date: March 14, 2012
	By:	/s/ Douglas D.G. Birnie

		Name:	Douglas D.G. Birnie
		Title:	CEO and President